UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2007

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2006, SFMT-CIS, Inc. ("SFMT-CIS"), a wholly-owned subsidiary of Golden Telecom, Inc. entered into a Share Purchase Agreement ("SPA") with Belmark Enterprises, Inc. ("Belmark") to acquire 65% of the ownership interest in Fortland Limited ("Fortland") held by Belmark. Belmark will retain a 20% ownership interest in Fortland and Navic Consulting, Ltd. owns the remaining 15% interest in Fortland. Fortland owns 100% of Kolangon-Optim LLC ("Kolangon"). Kolangon, directly or through its subsidiaries, intends to provide Digital Video Broadcast Terrestrial transmission standard of broadcasting ("DVB-T") services over decimeter television channels with 8 megahertz bandwidth designed for DVB-T broadcasting in certain areas of the Russian Federation, and is the owner of certain telecommunications licenses and permits, as described in the SPA. On February 6, 2007, Belmark and SFMT-CIS entered into Amendment Agreement No. 1 to extend the payment of the first installment of $38.6 million from the closing date to no later than April 5, 2007. On February 6, 2007, SFMT-CIS closed the acquisition of Fortland. A copy of the Amendment Agreement No. 1 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing such transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment Agreement No. 1, dated February 6, 2007, by and between Belmark Enterprises, Inc. and SMFT-CIS, Inc.
99.1 Press Release announcing closing of the acquisition of Fortland Limited.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

February 8, 2007	By:	/s/ Boris Svetlichny

Name: Boris Svetlichny
Title: Senior Vice-President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment Agreement No. 1, dated February 6, 2007, by and between Belmark Enterprises, Inc. and SMFT-CIS, Inc.
99.1	Press Release announcing closing of the acquisition of Fortland Limited.